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              [RYDER SCOTT COMPANY PETROLEUM ENGINEERS LETTERHEAD]



                                                                   EXHIBIT 23(d)


                   CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

     As independent petroleum engineers, we hereby consent to the use of our name in the Annual Report and Form 10K of Seven Seas Petroleum Inc., for the period ended December 31, 1997. We further consent to the inclusion of our estimate of reserves and present value of future net reserves in such Annual Report.



                                        /s/ RYDER SCOTT COMPANY
                                            PETROLEUM ENGINEERS

                                            RYDER SCOTT COMPANY
                                            PETROLEUM ENGINEERS

Houston, Texas
May 4, 1998